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                                                                    EXHIBIT 15.1

                  ACKNOWLEDGEMENT OF INDEPENDENT ACCOUNTANTS'

The Board of Directors and Shareholders
Schuler Holdings, Inc.

We are aware of the inclusion in the Registration Statement (Form S-4
No. 333-48872) and proxy statement/prospectus of Schuler Holdings, Inc. for the registration of 20,925,637 shares of its Class A common stock of our report dated November 13, 2000 relating to the unaudited consolidated interim financial statements of Schuler Homes, Inc. for the quarter ended September 30, 2000.


Honolulu, Hawaii
January 25, 2001